                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                          ALLIANCE PHARMACEUTICAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          ALLIANCE PHARMACEUTICAL CORP.

                             3040 SCIENCE PARK ROAD
                           SAN DIEGO, CALIFORNIA 92121

                             --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             --------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Alliance Pharmaceutical Corp. (the "Corporation") will be held at 10:00 a.m. on Wednesday, November 8, 2000, at offices of the Corporation at 9333 Genesee Avenue, Suite 300, San Diego, California 92121 for the following purposes:

                  1.       To elect ten directors of the Corporation.

                  2. To consider and act upon a proposal to amend the Corporation's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 shares to 125,000,000 shares, as described in the attached Proxy Statement.

                  3. To approve the 2000 Stock Option Plan of Alliance Pharmaceutical Corp.

                  4. To ratify the appointment by the Corporation's Board of Directors of Ernst & Young LLP as independent auditors of the Corporation for its fiscal year ending June 30, 2001.

                  5. To transact such other business as may properly come before the annual meeting and any adjournments thereof.

         Only holders of record of the Corporation's Common Stock at the close of business on September 14, 2000, are entitled to notice of, and to vote at, the meeting and any adjournments thereof. Such shareholders may vote in person or by proxy. The stock transfer books of the Corporation will not be closed.

         Shareholders are urged to attend the meeting in person. If you are not able to do so and wish that your shares be voted, please sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States.

                                       By Order of the Board of Directors,



                                       DUANE J. ROTH, CHAIRMAN


Dated:  October 5, 2000

                          ALLIANCE PHARMACEUTICAL CORP.

                             3040 SCIENCE PARK ROAD

                           SAN DIEGO, CALIFORNIA 92121

                             --------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                November 8, 2000

                             --------------------

                              GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Alliance Pharmaceutical Corp. (the "Corporation") to be voted at the Annual Meeting of Shareholders to be held on Wednesday, November 8, 2000, at 10:00 a.m. at offices of the Corporation at 9333 Genesee Avenue, Suite 300, San Diego, California 92121 and at any adjournment or adjournments thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         The mailing address of the principal executive offices of the Corporation is 3040 Science Park Road, San Diego, California 92121 (telephone number 858/410-5200). The enclosed Proxy and this Proxy Statement are being first sent to shareholders of the Corporation on or about October 5, 2000.

         The Board of Directors has fixed the close of business on September 14, 2000 as the record date for the determination of shareholders of the Corporation entitled to receive notice of, and vote at, the Meeting. At the close of business on the record date, an aggregate of 47,644,596 shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock") were issued and outstanding and entitled to one vote on each matter to be voted upon at the Meeting.

         All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

SOLICITATION AND REVOCATION

         PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS OF THE CORPORATION. THE PERSONS NAMED IN THE PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Shares represented by properly executed proxies received by the Corporation will be voted at the Meeting in the manner specified therein or, if no specification is made, will be voted FOR the election of the ten directors listed herein, FOR an increase in the number of shares of Common Stock authorized for issuance under the Corporation's Certificate of Incorporation, FOR the 2000 Stock Option Plan, and FOR the ratification of the appointment by the Corporation's Board of Directors of Ernst & Young LLP as independent auditors of the Corporation for its fiscal year ending June 30, 2001, all as described in this Proxy Statement.

         Any proxy given by a shareholder pursuant to this solicitation may be revoked by the shareholder at any time before it is exercised, by written notification delivered to the Secretary of the Corporation, by voting in person at the Meeting, or by executing another proxy bearing a later date.

         Proxies will be solicited by mail. They may also be solicited by officers and regular employees of the Corporation personally, by telephone or otherwise, but such persons will not be specifically compensated for such services. The Corporation may use the services of Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies. The Corporation estimates that the fee for such services should not exceed $4,000. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock. The costs of soliciting proxies will be borne by the Corporation.

                            1. ELECTION OF DIRECTORS

         Ten directors are to be elected at the Meeting to hold office until the next annual meeting of shareholders and until the election and qualification of their respective successors. The Board of Directors has nominated Pedro Cuatrecasas, M.D., Fred M. Hershenson, Ph.D., Carroll O. Johnson, Stephen M. McGrath, Donald E. O'Neill, Helen M. Ranney, M.D., Duane
J. Roth, Theodore D. Roth, Jean G. Riess, Ph.D., and Thomas F. Zuck, M.D., all of whom are currently directors of the Corporation. Directors are elected by a plurality vote.

         Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for these nominees. If, for any reason, any of the nominees should be unable to accept nomination or election, it is intended that such proxy will be voted for the election, in his or her place, of a substituted nominee who would be recommended by management. Management, however, has no reason to believe that any nominee will be unable to serve as a director.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.


         Set forth below is certain information with respect to each nominee as of September 14, 2000:

         DUANE J. ROTH. Mr. Roth is 50 and has served as a director of the Corporation since 1985. He has served as Chief Executive Officer of the Corporation since 1985 and as Chairman since October 1989. Prior to joining the Corporation, Mr. Roth served as President of Analytab Products, Inc., an American Home Products company involved in manufacturing and marketing medical diagnostics, pharmaceuticals and devices. For the previous ten years, he was employed in various sales, marketing and general management capacities with Ortho Diagnostic Systems, Inc., a Johnson & Johnson company, which is a manufacturer of diagnostic and pharmaceutical products. Mr. Roth's brother, Theodore D. Roth, is President and Chief Operating Officer of the Corporation.

         THEODORE D. ROTH. Mr. Roth is 49 and served as Executive Vice President and Chief Financial Officer of the Corporation since November 1987, and was appointed President and Chief Operating Officer in May 1998. For more than ten years prior to joining the Corporation, he was General Counsel of SAI Corporation, a company in the business of operating manufacturing concerns, and General Manager of Holland Industries, Inc., a manufacturing company. Mr. Roth received his J.D. from Washburn University and an LL.M. in Corporate and Commercial Law from the University of Missouri in Kansas City. He is the brother of Duane J. Roth, the Chairman and Chief Executive Officer of the Corporation.

         PEDRO CUATRECASAS, M.D. Dr. Cuatrecasas is 64 and was elected as a director of the Corporation in August 1996. He has over 20 years of experience in the pharmaceutical industry. Dr. Cuatrecasas retired from the positions of Vice President of Warner-Lambert Company and President, Parke-Davis Pharmaceutical Research on December 31, 1996, positions he had held since 1989. During the previous four years, he had been Senior Vice President of Research and Development and Director of Glaxo, Inc. For the prior ten years, he was Vice President of Research, Development and Medical at Burroughs Wellcome Company. Dr. Cuatrecasas is a member of the National Academy of Sciences and the Institute of Medicine. He is currently a director of Mitokor Corp. and an independent consultant in pharmaceutical research. He received his M.D. from Washington University School of Medicine.

         FRED M. HERSHENSON, PH.D. Dr. Hershenson is 59 and was elected as a director of the Corporation in August 2000. In July 2000, he retired as Senior Vice President - Drug Development of Warner-Lambert Company. During his 19 year tenure with Warner-Lambert, Dr. Hershenson served in several executive capacities including Senior Vice President, Technical Development. For the thirteen years prior to his employment at Warner-Lambert, he held several managerial positions with G.D. Searle & Company. He has served as an Adjunct Professor of Medicinal Chemistry at the University of Michigan. Dr. Hershenson received his Ph.D. from the University of Illinois.

         CARROLL O. JOHNSON. Mr. Johnson is 67 and has served as a director of the Corporation since 1989. He has been President of Research Management, Inc. ("RMI") since 1985, an independent contract research organization which provides services to the pharmaceutical industry in the implementation of clinical trials. Previously, he served for 25 years in various research, sales and marketing positions with several pharmaceutical companies, including Pharmacia Laboratories, Inc., where he created a national sales force which introduced three major products.

         STEPHEN M. MCGRATH. Mr. McGrath is 64 and has served as a director of the Corporation since 1989. In May 1998, he retired as Executive Vice President of CIBC Oppenheimer & Co., Inc. and as the Director of its Corporate Finance Department. For the eleven years prior to his employment by CIBC Oppenheimer in 1983, he held various executive positions with Warner-Lambert Company. Before joining Warner-Lambert, Mr. McGrath was Controller and Assistant Treasurer of Sterling Drug, Inc. and a certified public accountant for Price Waterhouse & Co. He is a director of PetroCorp, Inc.

         DONALD E. O'NEILL. Mr. O'Neill is 74 and has served as a director of the Corporation since 1991. He retired from Warner-Lambert Company in 1991 after 20 years of service. During his tenure, he held various managerial positions, including President of the Parke-Davis Group, President of the Health Technologies Group and President - International Operations. At the time of his retirement from Warner-Lambert, he held the offices of Executive Vice President of the company, and President and Chairman of its International Operations, and was a member of Warner-Lambert's board of directors.

         HELEN M. RANNEY, M.D. Dr. Ranney is 80 and has served as a director of the Corporation since 1991. She is Professor EMERITA, Department of Medicine, University of California at San Diego, having served as Chairman of the Department from 1973 through 1986. From 1986 through 1991, she was Distinguished Physician of the U.S. Department of Veterans Affairs. She formerly was Professor of Medicine at Albert Einstein College of Medicine (New York) and at the State University of New York, Buffalo. Dr. Ranney is a member of many professional societies, including the National Academy of Sciences, the Institute of Medicine, the Association of American Physicians (past President), and the American Society of Hematology (past President). She has more than 150 publications, primarily relating to blood and blood disorders. Dr. Ranney served on the Board of Directors of Squibb Corp. prior to its merger with Bristol-Myers. She received her M.D. from the College of Physicians and Surgeons, Columbia University.

         JEAN G. RIESS, PH.D. Professor Riess is 63 and has served as a director of the Corporation since 1989. Until his retirement in 1996, he had been the Director of Laboratoire de Chimie Moleculaire at the University of Nice for over 20 years. He has been an active researcher since receiving a Ph.D. from the University of Strasbourg, with numerous patents and over 300 publications. For more than 20 years, Dr. Riess has focused on chemistry related to perfluorochemical emulsions for medical application. He has directed research in synthesis of tailored perfluorochemicals, in emulsion technology, in synthesis of fluorinated surfactants, in the physical chemistry of emulsion stabilization, and in surfactant self-aggregation.

         THOMAS F. ZUCK, M.D. Dr. Zuck is 66 and has served as a director of the Corporation since 1990. He is Professor of Transfusion Medicine and Director of Hoxworth Blood Center at the University of Cincinnati Medical Center and is President of Ohio Enterprises International, Inc. ("OEI"), a consulting company. Dr. Zuck formerly was director of the Division of Blood and Blood Products at the Office of Biologics Research & Review within the U.S. Food and Drug Administration. He has served in numerous scientific professional societies, including as President of the American Association of Blood Banks and the Council of Community Blood Centers. He was Editor-in-Chief of the journal TRANSFUSION and has more than 100 publications to his credit. Dr. Zuck is a retired U.S. Army Colonel, where he was a Commander of the Letterman Army Institute of Research and, for many years, involved with the Army's blood substitute development program. Dr. Zuck received his LL.B. from Yale Law School and his M.D. from Hahnemann Medical College.

COMPENSATION OF DIRECTORS

         Directors do not receive cash compensation for attendance at Board of Directors' meetings or committee meetings. Non-qualified stock options are awarded to nonemployee directors of the Corporation pursuant to the Formula Stock Option Plan for Nonemployee Directors of the Corporation (the "Directors' Formula Option Plan"). Options under the Directors' Formula Option Plan are granted under and subject to the Corporation's 1991 Stock Option Plan. The options have a term of ten years from the date of grant and are exercisable at a price per share equal to the fair market value of a share of Common Stock on the date of grant. Each nonemployee director (i) upon his or her initial election, shall automatically be granted an option to acquire 25,000 shares of Common Stock which shall be exercisable in four installments of 6,250 shares each with the first installment being at his or her initial election and the remaining installments becoming exercisable on the date of each annual meeting of the Board of Directors of the Corporation ("Annual Meeting") thereafter that such person is a director, until fully exercisable, and (ii) upon the third Annual Meeting following his or her initial election and each Annual Meeting thereafter that such person remains a nonemployee director, shall automatically be granted an option to acquire 7,500 shares of Common Stock. Except as otherwise described above, all options are immediately exercisable in full on the date of grant.

OTHER TRANSACTIONS

         The following affiliations exist between the Corporation and certain directors:

         In December 1999, the Corporation renewed a one-year research services agreement with RMI for $2,000 per month, plus $500 per day for each day per month in excess of four days Mr. Johnson devotes to consulting for the Corporation. Mr. Johnson is the president and owner of RMI. RMI received $38,000 for consulting services in the fiscal year ended June 30, 2000.

         In December 1999, the Corporation renewed a one-year consulting agreement with OEI for $2,000 per month. Dr. Zuck is the president and owner of OEI.

         Dr. Ranney receives $2,000 per month and office space for providing consulting services to the Corporation.

         In return for the rights to certain inventions and concepts, the Corporation paid Dr. Reiss $200,000 in February 2000. A subsidiary of the Corporation has a one-year consulting agreement with Dr. Riess which will pay him $100,000 through December 2000.

         In connection with the sale of $25 million of common stock in June 1999, the Corporation paid Roth Capital Partners ("RCP") sales commissions of $1.5 million and issued to RCP a 5-year warrant for 760,000 shares of common stock, exercisable at $3.675 (a 150% premium to the market price at the time). RCP was also paid sales commissions of $50,000 in connection with the Corporation's sale of $10 million in debentures in August 2000. RCP also provides financial advisory services to the Corporation from time to time. Byron Roth, the president, chief executive officer and a principal shareholder of RCP, is the brother of Duane J. Roth, Chief Executive Officer and director of the Corporation and Theodore D. Roth, President, Chief Operating Officer and director of the Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

         The standing committees of the Board of Directors consist of an Executive Committee, a Compensation Committee, an Audit Committee, and a Nominating Committee. The Executive Committee was established to act when the full Board of Directors is unavailable. It has all the authority of the Board between meetings of the entire Board as to matters which have not been specifically delegated to other committees of the Board, except the authority that by law cannot be delegated by the Board of Directors. The members of the Executive Committee are Dr. Ranney and Messrs. McGrath and D. Roth. The Compensation Committee advises and makes recommendations to the Board of Directors regarding matters relating to the compensation of directors, officers, and senior management. The members of the Compensation Committee are Drs. Ranney and Cuatrecasas and Messrs. O'Neill and McGrath. The Audit Committee advises and makes recommendations to the Board concerning the internal controls of the Corporation, the independent auditors of the Corporation, and other matters relating to the financial activities of the Corporation. The members of the Audit Committee are Messrs. Johnson and McGrath and Dr. Zuck. The Nominating Committee has the authority to nominate members of the Board of Directors to the entire Board for consideration. The Nominating Committee will not consider nominees recommended by shareholders. The members of the Nominating Committee are Dr. Riess and Messrs. Johnson, D. Roth and T. Roth.

         During the fiscal year ended June 30, 2000, there were five regular meetings of the Board of Directors. The Compensation Committee held one meeting, the Audit Committee held one meeting, the Nominating Committee held one meeting, and the Executive Committee did not meet. Each Board member attended more than 75% of the meetings of the Board and all of the meetings of the committee(s) of which he or she is a member.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and persons who own more than 10% of a registered class of the Corporation's equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Corporation with copies of all
Section 16(a) forms they file.

         To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation during the fiscal year ended June 30, 2000, one report, covering one transaction was filed late on behalf of Dr. Cuatrecasas.

                    OWNERSHIP OF VOTING SECURITIES BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Corporation's voting securities as of September 14, 2000 as to (i) each of the directors and director nominees,
(ii) each of the executive officers listed in the Summary Compensation Table,
(iii) each person known by the Corporation to own more than 5% of any class of the Corporation's outstanding voting securities, and (iv) all directors and executive officers of the Corporation as a group:

--------------------------------------------------------------------------------------------------------------------------
                                  Common Stock
                                                                           AMOUNT AND NATURE OF         PERCENTAGE OF
NAME AND ADDRESS                                                         BENEFICIAL OWNERSHIP (1)         CLASS (2)
----------------                                                         ------------------------         ---------
Duane J. Roth                                                                   922,295 (3)                  1.9%
Pedro Cuatrecasas, M.D.                                                         123,000 (4)                   *
Fred M. Hershenson, Ph.D.                                                        12,500 (5)                   *
Carroll O. Johnson                                                               69,500 (6)                   *
Stephen M. McGrath                                                              259,016 (7)                   *
Donald E. O'Neill                                                               103,000 (8)                   *
Helen M. Ranney, M.D.                                                            82,900 (9)                   *
Jean G. Riess, Ph.D.                                                            177,733 (10)                  *
Theodore D. Roth                                                                367,792 (11)                  *
Thomas F. Zuck, M.D.                                                             57,800 (12)                  *
Harold W. DeLong                                                                265,800 (13)                  *
N. Simon Faithfull, M.D., Ph.D.                                                 137,096 (14)                  *
Artemios B. Vassos, M.D., F.A.C.P.                                               37,500 (15)                  *
All directors and executive officers as a group (22 persons)                  3,199,659                      6.4%
FMR Corp.                                                                     4,798,160 (16)                10.1%
     82 Devonshire Street
     Boston, MA 02109
--------------------------------------------------------------------------------------------------------------------------

         *        Indicates ownership of less than 1% of outstanding shares.


(1) Each person listed or included in the group has sole voting power and sole investment power with respect to the shares owned by such person, except as indicated below.

(2) Shares subject to options and warrants exercisable within 60 days are deemed to be outstanding for percentage calculations with respect to the person holding such options and warrants.

(3) Consists of (i) 285,778 shares owned by Mr. D. Roth, (ii) 633,900 shares subject to options granted by the Corporation under its 1991 Stock Option Plan ("the 1991 Plan"), and (iii) 2,617 shares owned by Mr. Roth's spouse.

(4)      Consists of (i) 73,000 shares owned by Dr. Cuatrecasas and
         (ii) 50,000 shares subject to options granted by the Corporation under the 1991 Plan.

(5) Consists of 12,500 shares subject to options granted to Dr. Hershenson by the Corporation under the 1991 Plan.

(6) Consists of (i) 4,000 shares owned by Mr. Johnson and (ii) 65,500 shares subject to options granted by the Corporation under the 1991 Plan.

(7) Consists of (i) 177,683 shares owned by Mr. McGrath, (ii) 33,333 shares subject to warrants, and (iii) 48,000 shares subject to options granted by the Corporation under the 1991 Plan.

(8) Consists of (i) 25,000 shares owned by Mr. O'Neill, (ii) 76,000 shares subject to options granted by the Corporation under the 1991 Plan, and
         (iii) 2,000 shares owned by Mr. O'Neill's spouse.

(9) Consists of (i) 6,900 shares owned by Dr. Ranney and (ii) 76,000 shares subject to options granted by the Corporation under the 1991 Plan.

(10) Consists of (i) 79,733 shares owned by Dr. Riess and (ii) 98,000 shares subject to options granted by the Corporation under the 1991 Plan.

(11) Consists of (i) 48,042 shares owned by Mr. T. Roth and (ii) 319,750 shares subject to options granted by the Corporation under the 1991 Plan.

(12) Consists of (i) 9,800 shares owned by Dr. Zuck and (ii) 48,000 shares subject to options granted by the Corporation under the 1991 Plan.

(13) Consists of (i) 20,000 shares owned by Mr. DeLong, (ii) 245,000 shares subject to options granted by the Corporation under the 1991 Plan, and
         (iii) 800 shares owned by Mr. DeLong's minor children.

(14) Consists of (i) 19,096 shares owned by Dr. Faithfull and (ii) 118,000 shares subject to options granted by the Corporation under the 1991 Plan.

(15) Consists of 37,500 shares subject to options granted to Dr. Vassos by the Corporation under the 1991 Plan.

(16) FMR Corp has sole power to dispose of all such shares and has sole voting power with respect to 260 shares. Fidelity Management and Research Company ("Fidelity"), a subsidiary of FMR Corp., may be deemed the beneficial owner of 4,797,900 shares as a result of acting as investment adviser to various registered investment companies. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 260 shares as a result of it serving as an investment manager of the institutional accounts. The beneficial ownership of the shares arises in the context of passive investment activities only by various investment accounts managed by the Fidelity companies and their affiliates on a discretionary basis (the "Fidelity Accounts"). The Fidelity Accounts are institutional investors engaged in the investment business. The sole power to vote such shares resides with the Boards of Trustees of such investment companies, with voting carried out by Fidelity under guidelines established by such Boards. Edward C. Johnson III, Abigail P. Johnson, a director of FMR Corp., and members of the Johnson family and trusts for their benefit may be deemed to form a controlling group with respect to FMR Corp. under the Investment Company Act of 1940.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning annual and long-term compensation for the Corporation's Chief Executive Officer and the other four highest paid executive officers (collectively, the "Named Executive Officers") for the year ended June 30, 2000, as well as the total compensation paid to each individual for the Corporation's two previous fiscal years:

----------------------------------------------------------------------------------------------------------------------------------
                           Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Long-Term
                                                                                                          Compen-
                                                                  Annual Compensation                     sation
                                                                                                       --------------
                                                                                                          Awards
                                                   ------------------------------------------------------------------
                    Name                                                                   Other        Securities
                     and                                                                  Annual        Underlying     All Other
                  Principal                           Salary              Bonus           Compen-        Options/       Compen-
                  Position                 Year         ($)                ($)         sation ($)(a)      SARs (#)     sation ($)
----------------------------------------------------------------------------------------------------------------------------------
     Duane J. Roth                         2000       416,000             85,000               -         194,000        11,822(b)
          Chairman and                     1999       430,700                  -               -         150,000         5,289(c)
          Chief Executive Officer          1998       388,000             40,000               -         150,000             -

     Theodore D. Roth                      2000       310,000             47,000               -         147,000         3,859(d)
          President and                    1999       289,800                  -          36,300(e)      100,000         1,256(f)
          Chief Operating Officer          1998       257,000             60,000          38,800(g)       75,000             -

     Harold W. DeLong                      2000       222,000             35,000               -          85,000             -
          Executive Vice President -       1999       220,200                  -               -          75,000             -
          Business Development             1998       196,600             25,000               -          30,000             -

     Artemios B. Vassos                    2000       249,500             25,000         126,300(h)       60,000             -
          Executive Vice President         1999        66,200                  -               -          75,000             -
          and Chief Scientific Officer     1998             -                  -               -               -             -

     N. Simon Faithfull                    2000       214,000             25,000               -          50,000             -
          Vice President -                 1999       212,400                  -               -          30,000             -
          Medical Affairs Development      1998       194,900             20,000               -          25,000             -

----------------------------------------------------------------------------------------------------------------------------------

(a) Perquisites and other personal benefits for specific officers are only reported in specific years where such compensation exceeds the lower of 10% of annual salary and bonus, or $50,000.

(b) This represents the present value of the economic benefit to Mr. D. Roth for the portion of the total premium ($100,000) paid by the Corporation during 2000 with respect to a split-dollar insurance agreement.

(c) This represents the present value of the economic benefit to Mr. D. Roth for the portion of the total premium ($170,000) paid by the Corporation during 1999 with respect to a split-dollar life insurance agreement.

(d) This represents the present value of the economic benefit to Mr. T. Roth for the portion of the total premium ($60,000) paid by the Corporation during 2000 with respect to a split-dollar life insurance agreement.

(e) Includes forgiveness of $32,400 of principal and interest on a relocation loan.

(f) This represents the present value of the economic benefit to Mr. T. Roth for the portion of the total premium ($60,000) paid by the Corporation during 1999 with respect to a split-dollar life insurance agreement.

(g) Includes forgiveness of $35,100 of principal and interest on a relocation loan.

(h) Includes relocation expense and tax reimbursement of $63,600 and forgiveness of $50,700 of principal and interest on a loan.

EMPLOYMENT ARRANGEMENTS

         On June 1, 1995, the Corporation loaned Simon Faithfull $70,000. The loan accrued interest at the rate of 9% per annum. The loan was due and payable on demand; provided that unless and until demand is made, principal and interest were payable in biweekly installments of $500 each. The largest outstanding balance due since the beginning of the last fiscal year was $59,160 and the outstanding balance of $53,687 was paid in full on February 24, 2000. The note was secured by a lien on Dr. Faithfull's primary residence.

         On February 26, 1999 the Corporation entered into an employment agreement with Artemios B. Vassos, M.D., F.A.C.P. to serve as Executive Vice President and Chief Scientific Officer of the Corporation. The agreement provides that Dr. Vassos shall receive a salary of $210,000, a car allowance, and an option for 75,000 shares of the Corporation's Common Stock at an exercise price equal to the market price of Common Stock on the date of the agreement. The agreement provides for a term of employment of up to two years and, upon early termination, he will receive his monthly base rate of pay for the lesser of 12 months or the amount of time remaining under his employment agreement. The Corporation also agreed to cover reasonable relocation expenses. Additionally, Dr. Vassos received the following loans which are secured by his residence in
California:

(1) A $125,000 loan, one-third of which, plus all accrued interest, will be forgiven on the first, second and third anniversary of his employment with the Corporation, provided he remains employed at such time. The largest outstanding balance due since the beginning of the last fiscal year was $134,000 and the outstanding balance on September 14, 2000 was $87,500.

(2) A $125,000 loan with principal and interest payable on a monthly basis over a five-year period. The largest outstanding balance due since the beginning of the last fiscal year was $118,300 and the outstanding balance on September 14, 2000 was $91,300.

(3) A $180,000 loan repayable with accrued interest upon the sale of his previous residence in Michigan. The largest outstanding balance due since the beginning of the last fiscal year was $184,000 and the outstanding balance was paid in full on August 18, 1999.

         All of the loans to Dr. Vassos accrue interest at 7.75% per annum and entire outstanding balance of principal and interest are due and payable within 90 days of termination of employment.

         The Corporation maintains a key man life insurance policy on Duane Roth providing a death benefit of $4 million to the Corporation. The Corporation entered into a split-dollar insurance agreement as of November 11, 1998 with Duane Roth. Pursuant to the agreement, the Corporation and Duane Roth will share in the premium costs of a universal life insurance policy that pays a death benefit of not less that $8 million upon the death of Duane Roth. The Corporation pays the government table (PS-58) cost for $4 million of key person life coverage and is the beneficiary for this coverage. Mr. Roth contributes the government table (PS-58) cost for his share of the balance of the coverage. The portion of each annual premium that equals the annual increase in the cash value of the policy is also contributed by the Corporation. The Corporation can cause the agreement to be terminated and the policy to be surrendered at any time upon 30 days prior notice. Upon surrender of the policy or payment of the death benefit thereunder, the Corporation is also entitled to repayment of an amount equal to the cumulative premiums previously paid by the Corporation minus the cumulative amount allocated to the $4 million of key person coverage, with all remaining payments to be paid to Duane Roth or his beneficiaries.

         The Corporation maintains a key man life insurance policy on Theodore
D. Roth providing a death benefit of $4 million to the Corporation. The Corporation entered into a split-dollar insurance agreement as of November 11, 1998 with Theodore Roth. Pursuant to the agreement, the Corporation and Theodore Roth will share in the premium costs of a universal life insurance policy that pays a death benefit of not less that $4 million upon the death of Theodore Roth. The Corporation pays the government table (PS-58) cost for $4 million of key person life coverage and is the beneficiary for this coverage. Mr. Roth contributes the government table (PS-58) cost for his share of the balance of the coverage. The portion of each annual premium that equals the annual increase in the cash value of the policy is also contributed by the Corporation. The Corporation can cause the agreement to be terminated and the policy to be surrendered at any time upon 30 days prior notice. Upon surrender of the policy or payment of the death benefit thereunder, the Corporation is also entitled to repayment of an amount equal to the cumulative premiums previously paid by the Corporation minus the cumulative amount allocated to the $4 million of key person coverage, with all remaining payments to be paid to Theodore Roth or his beneficiaries.

STOCK OPTION GRANTS AND EXERCISES

         The Corporation has granted options to its executive officers under its 1983 Incentive Stock Option Plan (which plan expired on October 1, 1993), its 1983 Non-Qualified Stock Option Program (which plan expired on February 24,
1999), and its 1991 Stock Option Plan. No stock appreciation rights ("SARs") have been granted by the Corporation.

         The following table sets forth certain information concerning options granted during fiscal 2000 to the Named Executive Officers:

------------------------------------------------------------------------------------------------------------------------------------
                      Option/SAR Grants in Last Fiscal Year
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Potential Realizable Value at
                                                                                                        Assumed Annual Rates of
                                                         Individual Grants                           Stock Price Appreciation for
                                                                                                            Option Term (1)
                                 ---------------------------------------------------------------------------------------------------
                                    Securities       % of Total
                                                      Options/
                                    Underlying      SARs Granted      Exercise or
                                   Options/SARs     to Employees       Base Price      Expiration
              Name               Granted (#) (2)   in Fiscal Year    ($/Share) (5)        Date             5% ($)        10% ($)
------------------------------------------------------------------------------------------------------------------------------------
   Duane J. Roth                      84,000 (3)         3.6%             2.75          8/11/09            145,300        368,100
                                     110,000 (4)         4.7%             7.75          12/28/09           536,100      1,358,700
   Theodore D. Roth                   47,000 (3)         2.0%             2.75          8/11/09             81,300        206,000
                                     100,000 (4)         4.3%             7.75          12/28/09           487,400      1,235,100
   Harold W. DeLong                   35,000 (3)         1.5%             2.75          8/11/09             60,500        153,400
                                      50,000 (4)         2.1%             7.75          12/28/09           243,700        617,600
   Artemios B. Vassos                 25,000 (3)         1.1%             2.75          8/11/09             43,200        109,600
                                      35,000 (4)         1.5%             7.75          12/28/09           170,600        432,300
   N. Simon Faithfull                 25,000 (3)         1.1%             2.75          8/11/09             43,200        109,600
                                      25,000 (4)         1.1%             7.75          12/28/09           121,900        308,800
------------------------------------------------------------------------------------------------------------------------------------

(1) The dollar amounts under these columns are the result of calculations assuming that the price of Common Stock on the date of the grants of the options increases at the hypothetical 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's stock price.

(2) All options granted in 2000 to the Named Executive Officers were non-qualified stock options under the 1991 Plan.

(3) Options are exercisable in increments of 50% on date of issuance and 25% on each of the next two subsequent anniversaries.

(4) Options are exercisable in increments of 20% per year commencing one year after the date of issuance and on each subsequent anniversary.

(5) The exercise price per share of the options granted represented at least the fair market value of the underlying shares on the date of grant. Options may be exercised by (i) paying the Corporation at least the par value of the shares of Common Stock being acquired, with the remainder of the exercise price to be borrowed from the Corporation, or (ii) by surrendering shares of Common Stock in payment of the exercise price and applicable withholding taxes. The 1991 Plan provides that loans to pay the exercise price shall mature within five years (or earlier, in the event of a termination of employment or of a consultancy), shall be secured by the shares of Common Stock purchased, shall provide for quarterly payments of interest at such rate as the Board of Directors may determine, and shall be in such form and contain such other provisions as the Board of Directors may determine from time to time.

         The following table summarizes options exercised during fiscal 2000 and presents the value of unexercised options held by the Named Executive Officers at fiscal year end:

-------------------------------------------------------------------------------------------------------------------------------

                  Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
                                                                            Number of Securities      Value of Unexercised
                                                                                  Underlying               In-The-Money
                                                                           Unexercised Options/SARs   Options/SARs at Fiscal
                                                                            at Fiscal Year End (#)   Year End ($) Exercisable
                                   Shares Acquired on        Value             Exercisable (E)/                (E)/
                                      Exercise (#)        Realized ($)        Unexercisable (U)          Unexercisable (U)
                                   --------------------------------------------------------------------------------------------
   Duane J. Roth                               -                   -              495,400       (E)      1,886,625       (E)
                                                                                  367,000       (U)      1,388,875       (U)

   Theodore D. Roth                            -                   -              248,000       (E)        857,950       (E)
                                                                                  238,500       (U)        952,875       (U)

   Harold W. DeLong                            -                   -              199,500       (E)        693,513       (E)
                                                                                  135,000       (U)        596,563       (U)

   Artemios B. Vassos                          -                   -               31,250       (E)        270,313       (E)
                                                                                  103,750       (U)        720,938       (U)

   N. Simon Faithfull                     43,000             479,700               90,750       (E)        385,625       (E)
                                                                                   86,500       (U)        374,875       (U)

-------------------------------------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors (the "Committee") has provided the following report:

         The Committee is composed entirely of outside, nonemployee directors. The Committee determines the base salaries and the amount of bonus awards to be paid to the executive officers of the Corporation. In addition, the Committee recommends the number of the Corporation's stock option grants which should be made to executive officers and other employees of the Corporation. The following is a summary of policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in the proxy statement.

EXECUTIVE COMPENSATION POLICY AND COMPONENTS OF COMPENSATION

         The Committee's fundamental executive compensation philosophy is to enable the Corporation to attract and retain key executive personnel and to motivate those executives to achieve the Corporation's objectives. The Corporation is still in its research and development phase and has not yet achieved profitability. Therefore, traditional methods of evaluating executive performance, such as sales and profit levels, return on equity, and stock price, are inappropriate. Accordingly, assessment of each executive's performance is based upon attainment of his or her specific objectives in relation to the Corporation's overall annual strategic goals. The Committee may in its discretion apply different measures of performance for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the fundamental executive compensation philosophy described above.

         Each executive officer's compensation package is reviewed annually and is comprised of three components: base salary, bonus, and stock option grants. In addition, executive officers of the Corporation are eligible to participate in all benefit programs generally available to other employees.

BASE SALARY

         In setting the base salary levels of each executive officer, the Committee considers the base salaries of executive officers in comparable positions in other similarly situated biotechnology/pharmaceutical development companies. In setting levels, the Corporation currently targets the 75th percentile of the relevant labor market. Factors considered include company size, stage of development of a company's products, and geographical location. The Committee also considers the individual experience level and actual performance of each executive officer in view of the Corporation's needs and objectives. Salary decisions are determined in a structured annual review by the Committee with input from the Chief Executive Officer.

BONUSES

         Annual bonus, set as a targeted percentage of total cash compensation, may be earned by each executive officer, based upon the achievement of performance goals established at the beginning of the fiscal year and reviewed at least twice during the year.

         Performance goals for the Corporation are developed by management, and reviewed and approved by the Committee and the Board of Directors. Performance goals for individual executives are developed by the Chief Executive Officer, and reviewed and approved by the Committee. Bonuses are awarded to executives based upon the attainment of these goals during the year, with the Corporation and the executives accomplishing minimum objectives prior to being eligible to receive a bonus. The Committee considers the amounts of bonuses it expects to pay to executives when it compares its compensation practices with other companies similarly situated.

LONG-TERM STOCK-BASED INCENTIVE COMPENSATION

         Generally, the Corporation's Board of Directors or, if appointed, a stock option committee, approves annual grants of stock options to each of the Corporation's executive officers under the 1991 Plan based upon recommendations from the Committee. The grants are designed to align the interest of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Corporation from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Corporation's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set as the Committee deems appropriate in order to retain and motivate key executive officers as well as to provide them with the perspective of the Corporation's shareholders in assessing corporate results. The grants also take into account comparable awards to individuals in similar positions at biotechnology/pharmaceutical development companies as reflected in external surveys, the individual's potential for future responsibility and promotion over the option term, the individual's personal performance in recent periods, and the risk attached to the future growth of the pharmaceutical industry. In making comparisons in the industry, the Corporation targets the 75th percentile of the relevant labor market.

         The Committee, at its discretion, has the authority to utilize compensation consultants to assist in defining the relevant labor market for executive compensation and to recommend annual salary and bonus increases.

         Duane J. Roth, Chief Executive Officer, although not a member of the Committee, assisted the Committee in developing the compensation packages awarded to executive officers other than himself.

CEO COMPENSATION

         In setting the compensation payable to the Corporation's Chief Executive Officer, the Committee sought to be competitive with other biotechnology/pharmaceutical development companies. In making comparisons, the Corporation targets the 75th percentile of the relevant labor market. The Committee established Duane Roth's base salary based on an evaluation of his personal performance and the objective of having his base salary keep pace with salaries being paid to similarly situated chief executive officers. With respect to his base salary, it is the Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Corporation performance factors. The remaining component of his 2000 fiscal year compensation, however, was dependent upon performance and provided no dollar guarantees.

SECTION 162(m)

         Section 162(m) of the Internal Revenue Code limits the deductibility by a publicly held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other executive officer whose compensation is required to be reported in the Summary Compensation Table to $1 million. For the 1999 taxable year, the Corporation did not reach and, therefore was not affected by, this limitation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee is a former or current officer or employee of the Corporation or any of its subsidiaries.

                   COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

            Donald E. O'Neill, Chairman                   Dr. Helen M. Ranney
            Dr. Pedro Cuatrecasas                         Stephen M. McGrath


STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return to the Corporation's shareholders during the five-year period ended June 30, 2000, as well as with that of an overall stock market index (Nasdaq) and a published industry index (Nasdaq Pharmaceutical):


            ALLP             NASDAQ (US)      NASDAQ PHARM
6/30/1995          $100.00          $100.00          $100.00
6/30/1996          $169.23          $171.31          $100.00
6/30/1997          $103.21          $208.35          $195.99
6/30/1998           $42.95          $274.30          $199.42
6/30/1999           $26.92          $394.97          $204.26
6/30/2000          $115.38          $583.48          $639.98


           STOCK
           PRICE             VALUE            VALUE
6/30/1995             9.75          228.371           204.53
6/30/1996            16.50          391.217          400.856
6/30/1997            10.06          475.806          407.872
6/30/1998            4.188          626.431          417.766
6/30/1999            2.625          902.001          582.705
6/30/2000           11.250          1332.49         1308.944


            2. PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                  TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

         The Corporation is proposing an amendment to Paragraph 4 of the Corporation's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 75,000,000 shares to 125,000,000 shares (the "Common Stock Amendment").

         Pursuant to its Certificate of Incorporation, as amended, the Corporation is presently authorized to issue 75,000,000 shares of Common Stock and 5,000,000, shares of preferred stock, $.01 par value. On September 14, 2000, if all of the shares of Common Stock currently reserved for issuance upon the exercise of outstanding warrants and options were issued, the number of shares of Common Stock that would be outstanding is 55,980,056 shares. The Company has also reserved an additional 3,364,396 shares of Common Stock for issuance upon the conversion of its Series F Preferred Stock and all outstanding convertible debt.

         On August 16, 2000, the Board of Directors approved an amendment to the Corporation's Certificate of Incorporation providing for an increase in the authorized number of shares of Common Stock from 75,000,000 shares to 125,000,000 shares. The Board of Directors deems it to be in the best interest of the Corporation that the Corporation have available additional authorized shares of Common Stock for additional public offerings and private placements, acquisitions, financings, stock dividends, personnel recruitment and retention, and for other opportunities which may arise in the future. The additional shares of Common Stock would be available for issuance by action of the Board of Directors without the need for further action by shareholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Corporation's securities may then be listed. Under applicable laws of the State of New York, shareholders of the Corporation have no pre-emptive rights with respect to the authorization or issuance of additional shares of the Corporation's capital stock.

         The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Corporation's shareholders depending upon the exact nature and circumstances of any actual issuance of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Corporation more difficult. For example, additional shares could be issued by the Corporation so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Corporation. Similarly, the issuance of additional shares to certain persons allied with the Corporation's management could have the effect of making it more difficult to remove the Corporation's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

         In addition, an issuance of additional shares by the Corporation could have an effect on the potential realizable value of a shareholder's investment. In the absence of a proportionate increase in the Corporation's earnings and book value, an increase in the aggregate number of outstanding shares of the Corporation caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Corporation's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a shareholder's investment could be adversely affected.

         Under New York law, the affirmative vote of the holders of securities representing a majority of the voting power entitled to vote at the Meeting is required to adopt the proposed Common Stock Amendment.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE COMMON STOCK AMENDMENT.

               3. PROPOSED ADOPTION OF THE 2000 STOCK OPTION PLAN

         On August 16, 2000, the Board of Directors adopted the 2000 Stock Option Plan (the "2000 Plan"). The Board believes that the 2000 Plan is necessary to meet the Corporation's objectives of recruiting, motivating and retaining officers, employees and nonemployee consultants with appropriate experience and ability, and to increase the grantees' alignment of interest with the Corporation's shareholders. The only existing stock option plan of the Corporation, the 1991 Stock Option Plan (the "1991 Plan"), expires in November 2001, and the Board believes it is important to have a new stock option plan in effect when the 1991 Plan expires. The 2,100,000 shares authorized under the 2000 Plan represent 4% of the Corporation's Common Stock on a fully diluted basis as of June 30, 2000.

                             DESCRIPTION OF THE PLAN

         The following is a summary of the principal features of the 2000
Plan:

PURPOSE

         The purpose of the 2000 Plan is to assist the Corporation in the recruitment, retention and motivation of directors, officers, employees and consultants who are providing, or who are expected to provide, services which are deemed important to the Corporation, by enabling them to acquire the Corporation's Common Stock, thereby increasing their proprietary interest in and commitment to the growth and success of the Corporation.

ADMINISTRATION

         The 2000 Plan is administered by the "Plan Administrator" which consists of the Board of Directors of the Corporation, unless the Board of Directors appoints a committee to administer the 2000 Plan. The Plan Administrator has full authority, subject to the provisions of the 2000 Plan, to determine the eligible individuals who are to receive option grants under the 2000 Plan, the type of option (incentive stock option or non-qualified stock option) to be granted, the consideration for the granting of such options, the number of shares to be covered by each granted option, the date or dates on which the option is to become exercisable, and the maximum term for which the option is to remain outstanding. The Board of Directors currently serves as the Plan Administrator.

ELIGIBILITY AND SHARES SUBJECT TO THE 2000 PLAN

         Under the 2000 Plan, 2,100,000 shares of Common Stock have been reserved for issuance upon the exercise of options granted pursuant to the terms of the 2000 Plan. The 2000 Plan provides for the grant of both incentive stock options ("ISOs") intended to qualify as such under section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options ("NSOs"). ISOs may be granted only to employees of the Corporation or its subsidiaries. NSOs may be granted to employees, nonemployee directors and consultants who provide services which are deemed important to the Corporation or its subsidiaries. If any options granted under the 2000 Plan shall for any reason expire or be canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options shall again become available for new grants under the 2000 Plan. Options to purchase more than 200,000 shares may not be granted to any individual in a single calendar year under the 2000 Plan.

TERMS OF OPTIONS

         Each option granted under the 2000 Plan must be exercised within ten years of the date of its grant, unless the Plan Administrator specifies some lesser time. Stock options granted under the 2000 Plan must be exercised by the optionee before the earlier of the expiration of such option or the date ten days after termination of the optionee's employment or service, except that this period is extended to three months in the case of the optionee's retirement at or after age 65 or termination of employment or service due to disability, and to six months in the case of the optionee's death, in which case the option is exercisable by the optionee's estate. Options granted pursuant to the 2000 Plan will vest at the time or times determined by the Plan Administrator. Options become immediately exercisable in full upon the optionee's retirement at or after age 65 or termination of employment or service due to disability or death, or upon the occurrence of such circumstance or event as in the opinion of the Plan Administrator merits special consideration.

         Options are subject to such terms and conditions, including price and rate of exercise, as the Plan Administrator may determine. However, the exercise price for ISOs will be no less than 100% of fair market value on the date of grant. The exercise price for NSOs will be no less than the greater of par value of the shares ($.01 per share) or 100% of the fair market value of the shares on the date of grant.

         Payment of the purchase price for shares purchased pursuant to the exercise of an option may be made by cash or check, by a "cashless" exercise method through a broker, by surrendering shares of Common Stock of the Corporation in payment of the exercise price and applicable withholding taxes, or by such other methods as the Plan Administrator may permit from time to time. A grantee who is an employee of or a consultant to the Corporation at the time of exercise of an option may, if authorized by the Plan Administrator, exercise his/her option by paying the Corporation at least the par value of the shares of Common Stock being acquired and borrowing the remainder of the exercise price from the Corporation. The 2000 Plan provides that such loans shall mature within five years (or earlier, in the event of a termination of employment or of a consultancy), shall be secured by the shares of Common Stock purchased, shall provide for quarterly payments of interest at such rate as the Plan Administrator may determine and shall be in such form and contain such other provisions as the Plan Administrator may determine from time to time.

DURATION, AMENDMENT AND TERMINATION

         The 2000 Plan expires on August 15, 2010. The 2000 Plan may be amended, suspended or terminated at any time by action of the Board of Directors or the Plan Administrator, except that no such action may, without shareholder approval, increase the maximum number of shares reserved for options under the 2000 Plan or for any individual, change the class of eligible persons under the 2000 Plan. Furthermore, no action may, without the consent of an optionee, adversely affect his/her rights under any option theretofore granted. Without the approval of the Corporation's shareholders, the 2000 Plan does not allow options to be repriced by lowering the option exercise price of a previously granted option or by the cancellation of outstanding options with subsequent replacement or regrant of options with a lower exercise price.

FEDERAL INCOME TAX CONSEQUENCES

         Neither the optionee nor the Corporation will incur any federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Corporation will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise; and the Corporation will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding. The tax treatment of a disposition of option shares acquired under the 2000 Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or NSO. The Corporation will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

         Shareholders are requested in this Proposal 3 to approve the adoption of the 2000 Plan. Under New York law, the affirmative vote of the holders of securities representing a majority of the voting power present in person or represented by proxy at the Meeting is required to adopt the proposed adoption of the 2000 Plan of the Corporation.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2000 STOCK OPTION PLAN.

             4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected the firm of Ernst & Young LLP, independent auditors for the Corporation for the year ending June 30, 2000, to serve as the independent auditors for the Corporation for the fiscal year ending June 30, 2001. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         Shareholder ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors is not required by the Corporation's Bylaws or otherwise. If the shareholders fail to ratify the appointment, the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Corporation and its shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                              5. OTHER BUSINESS

         Management knows of no other matters that may be presented to the Meeting. However, if any other matter properly comes before the Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                        FUTURE PROPOSALS BY SHAREHOLDERS

         Any proposal which a shareholder of the Corporation wishes to have included in the proxy statement and proxy relating to the Corporation's 2001 Annual Meeting pursuant to the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Corporation at its executive offices no later than July 12, 2001, and must otherwise comply with the requirements of Rule 14a-8. Shareholder proposals submitted outside the processes of Rule 14a-8 will also be considered untimely if submitted after July 12, 2000. The address of the Corporation's executive office is 3040 Science Park Road, San Diego, California 92121.

                      INFORMATION INCORPORATED BY REFERENCE

         Audited financial statements, management's discussion and analysis of financial condition and results of operations, and quantitative and qualitative disclosures about market risk are incorporated by reference herein to the Annual Report to Shareholders accompanying this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

         THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, TO EACH PERSON SOLICITED HEREUNDER WHO MAILS A WRITTEN REQUEST THEREFOR TO ALLIANCE PHARMACEUTICAL CORP., 3040 SCIENCE PARK ROAD, SAN DIEGO, CA 92121, ATTENTION:
LLOYD A. ROWLAND, VICE PRESIDENT AND GENERAL COUNSEL. THE CORPORATION WILL ALSO FURNISH, UPON THE PAYMENT OF A REASONABLE FEE TO COVER REPRODUCTION AND MAILING EXPENSES, A COPY OF ALL EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-K.

         It is important that your shares be represented at the Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped, addressed envelope as promptly as possible.

                                       By Order of the Board of Directors,



                                       Duane J. Roth, Chairman

Date:    October 5, 2000
         San Diego, California

                       ALLIANCE PHARMACEUTICAL CORP.
         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS --- NOVEMBER 8, 2000

The undersigned, revoking any proxy heretofore given, hereby appoints Carroll
O. Johnson, Stephen M. McGrath and Duane J. Roth, or any one of them, Proxies of the undersigned with full power of substitution, with respect to all of the shares of the common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Alliance Pharmaceutical Corp. (the "Corporation") to be held on November 8, 2000, at the offices of the Corporation at 9333 Genesee Avenue, Suite 300, San Diego, California 92121 at 10:00 a.m., San Diego time, or any adjournment thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS, FOR APPROVAL OF AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE CORPORATION BY 50,000,000 SHARES, FOR APPROVAL OF THE 2000 STOCK OPTION PLAN, AND FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2001. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

In their discretion, the Proxies are authorized to transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has proposed all matters to be voted upon and recommends a vote FOR all nominees for election as directors, FOR an increase in the number of authorized shares of common stock of the Corporation by 50,000,000 shares, FOR adoption of the 2000 Stock Option Plan, and FOR ratification of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2001. Approval of any matter in this proxy is not related to or conditioned on the approval of any other matter.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.       Election of Directors   FOR all nominees  listed  below  (except as marked to the contrary)   WITHHOLD AUTHORITY
                                                                                                       to vote  for  all  nominees
                                                                                                       listed below

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
        STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

          Dr. Pedro Cuatrecasas                    Dr. Fred M. Hershenson                     Carroll O. Johnson

           Stephen M. McGrath                         Donald E. O'Neill                       Dr. Helen M. Ranney

            Dr. Jean G. Riess                           Duane J. Roth                          Theodore D. Roth

           Dr. Thomas F. Zuck

2.       Increase of the number of authorized shares of Common Stock of the Corporation by 50,000,000 shares

                                 FOR                                AGAINST                             ABSTAIN


3.       Adoption of the 2000 Stock Option Plan

                                 FOR                                AGAINST                             ABSTAIN


4.       Ratification of Ernst & Young LLP as independent auditors

                                 FOR                                AGAINST                             ABSTAIN

                 (To be completed and signed on reverse side)

                                    Dated:
                                    -------------------------------------------,
                                    2000

                                    --------------------------------------------


                                    --------------------------------------------


                                    Please sign exactly as name appears hereon.
                                    If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, corporate officers, general partners and other persons acting in a representative capacity should add their titles.

                                    The above signed hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished herewith. PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POST-PAID RETURN ENVELOPE.